Exhibit 99.9

REPRESENTATION PURSUANT TO INSTRUCTION 2 TO ITEM 8.A.4 OF FORM 20-F

July 17, 2023

In connection with the filing of a Registration Statement on Form F-4 (the “Registration Statement”) by Prime Number Holding Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “PubCo”), relating to a proposed business combination of Prime Number Acquisition I Corp., a Delaware corporation (“PNAC”), Prime Number Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of PubCo (“Merger Sub”), Prime Number New Sub Pte. Ltd., a Singapore private company limited by shares and a direct wholly-owned subsidiary of PubCo (“New SubCo”), noco-noco Pte. Ltd., a Singapore private company limited by shares (the “Company”), and certain shareholders of the Company collectively holding a controlling interest (together with other shareholders of the Company subsequently joining the transactions, the “Sellers”), pursuant to a business combination agreement dated as of December 29, 2022 (as may be amended, supplemented, or otherwise modified from time to time, the “Agreement”) , by and among PubCo, PNAC, Merger Sub, the Company, and certain other parties of the Agreement, which will include audited financial statements of the Company, the PubCo represents to the Securities and Exchange Commission that:

1.            The Company is not currently a public reporting company in any jurisdiction and is not required by any jurisdiction outside the United States to have audited financial statements as of a date not older than 12 months from the date of filing the Registration Statement.

2.            Compliance with the requirement in Item 8.A.4 of Form 20-F that the audited financial statements must be as of a date not older than 12 months at the date of filing the registration statement is impracticable and involves undue hardship for each of the PubCo and the Company.

3.            At the time the Registration Statement is declared effective, the Company will have audited financial statements not older than fifteen months.

The PubCo is filing this representation as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this representation as of the date first above written.

Prime Number Holding Limited

By:	/s/ Dongfeng Wang
	Name:	Dongfeng Wang
	Title:	Director

[Signature Page to Item 8.A Representation]

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